EXHIBIT 16.1

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

January 25, 2013

Dear Sir/Madam:

We have read the statements included in the Form 8-K dated January 25, 2013, of Ace Marketing & Promotion, Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 insofar as they relate to firm.

Very truly yours,

/s/ Peter Messineo, CPA

Peter Messineo, CPA

Palm Harbor, Florida